Exhibit 2.7

EXECUTION VERSION

ANHEUSER-BUSCH INBEV FINANCE INC.,

as Company

and

ANHEUSER-BUSCH INBEV SA/NV,

as Parent Guarantor

and

the SUBSIDIARY GUARANTORS party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Indenture

Dated as of January 25, 2016

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608
		610
Section 311	(a)	613
	(b)	613
Section 312	(a)	701
		702
	(b)	702
	(c)	702
Section 313	(a)	703
	(b)	703
	(c)	703
	(d)	703
Section 314	(a)	704
	(a)(4)	101
		1004
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
Section 315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	514
Section 316	(a)	101
	(a)(1)(A)	502
		512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104
Section 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
Section 318	(a)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

PAGE
PARTIES	1
RECITALS OF THE COMPANY AND THE GUARANTORS	1

	ARTICLE ONE

	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.	Definitions	1
	2010 Senior Facility Agreement	2
	2015 Senior Facilities Agreement	2
	Absorbing Company	2
	Act	2
	Additional Amounts	2
	Affiliate	2
	Anheuser-Busch InBev Group	3
	Applicable Procedures	3
	Authenticating Agent	3
	Board of Directors	3
	Board Resolution	3
	Brandbev	3
	Brandbev Guarantee	3
	Brandbrew	3
	Brandbrew Guarantee	3
	Business Day	3
	Certificated Security	3
	Clearstream	3
	Code	4
	Commission	4
	Company	4
	Company Request; Company Order	4
	Corporate Trust Office	4
	Corporation	4
	Covenant Defeasance	4
	Defaulted Interest	4
	Defeasance	4
	Depositary	4
	Distribution Compliance Period	4
	Distributor	4
	DTC	4
	Encumbrance	4
	Euroclear	4
	Event of Default	5
	Exchange Act	5

-i-

Expiration Date	5
FATCA Withholding	5
Global Guarantee	5
Global Security	5
Guarantees	5
Guarantor	5
Holder	5
Indenture	5
Indirect Participant	5
Interest	5
Interest Payment Date	5
Investment Company Act	5
January 2009 Indenture	6
January 2013 Indenture	6
Judgment Currency	6
Law of 2002	6
Maturity	6
Net Tangible Assets	6
Notice of Default	6
October 2009 Indenture	6
Officers’ Certificate	6
Opinion of Counsel	6
Original Issue Discount Security	7
Other Guaranteed Facilities	7
Outstanding	7
Parent Guarantee	8
Parent Guarantor	8
Participant	8
Paying Agent	8
Person	8
Place of Payment	8
Predecessor Security	8
Principal Plant	8
Redemption Date	9
Redemption Price	9
Regular Record Date	9
Restricted Certificated Security	9
Restricted Global Security	9
Restricted Subsidiary	9
Securities	9
Securities Act	9
Security Register; Security Registrar	9
Significant Subsidiary	9
Special Record Date	10
Stated Maturity	10
Subsidiary	10
Subsidiary Guarantee	10
Subsidiary Guarantor	10
Trust Indenture Act	10
Trustee	10

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-iii-

-iv-

	ARTICLE SEVEN

	HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	Company and the Parent Guarantor to Furnish Trustee Names and Addresses of Holders	73
SECTION 702.	Preservation of Information; Communications to Holders	74
SECTION 703.	Reports by Trustee	74
SECTION 704.	Reports by the Parent Guarantor	74

	ARTICLE EIGHT

	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Company and a Guarantor May Consolidate, Etc., Only on Certain Terms	75
SECTION 802.	Successor Substituted	77
SECTION 803.	Conversion to Limited Liability Company	78

	ARTICLE NINE

	SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures Without Consent of Holders	78
SECTION 902.	Supplemental Indentures With Consent of Holders	80
SECTION 903.	Execution of Supplemental Indentures	81
SECTION 904.	Effect of Supplemental Indentures	81
SECTION 905.	Conformity with Trust Indenture Act	82
SECTION 906.	Reference in Securities to Supplemental Indentures	82

	ARTICLE TEN

	COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest	82
SECTION 1002.	Maintenance of Office or Agency	82
SECTION 1003.	Money for Securities Payments to Be Held in Trust	83
SECTION 1004.	Statement by Officers as to Default	84
SECTION 1005.	Existence	84
SECTION 1006.	Limitation on Liens	84
SECTION 1007.	Sale-Leaseback Transactions	87
SECTION 1008.	Waiver of Certain Covenants	88
SECTION 1009.	Additional Amounts	89
SECTION 1010.	Additional Information	91
SECTION 1011.	Notice of Event of Default	91
SECTION 1012.	Indemnification of Judgment Currency	91
SECTION 1013.	Further Instruments and Acts	92

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	ARTICLE ELEVEN

	REDEMPTION OF SECURITIES

SECTION 1101.	Applicability of Article	92
SECTION 1102.	Election to Redeem; Notice to Trustee	92
SECTION 1103.	Selection by Trustee of Securities to Be Redeemed	92
SECTION 1104.	Notice of Redemption	93
SECTION 1105.	Deposit of Redemption Price	94
SECTION 1106.	Securities Payable on Redemption Date	94
SECTION 1107.	Securities Redeemed in Part	94

	ARTICLE TWELVE

	SINKING FUNDS

SECTION 1201.	Applicability of Article	95
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities	95
SECTION 1203.	Redemption of Securities for Sinking Fund	95

	ARTICLE THIRTEEN

	DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.	Company’s and the Parent Guarantor’s Option to Effect Defeasance or Covenant Defeasance	96
SECTION 1302.	Defeasance and Discharge	96
SECTION 1303.	Covenant Defeasance	96
SECTION 1304.	Conditions to Defeasance or Covenant Defeasance	97
SECTION 1305.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	99
SECTION 1306.	Reinstatement	99
SECTION 1307.	Qualifying Trustee	100

-vi-

INDENTURE, dated as of January 25, 2016, between Anheuser-Busch InBev Finance Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), Anheuser-Busch InBev SA/NV, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (herein called the “Parent Guarantor”), the Subsidiaries of the Parent Guarantor party hereto from time to time, as Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTORS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

The Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of Guarantees with respect to the Securities.

All things necessary to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, as applied by the Parent Guarantor, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted — at the date of this instrument — at the date of such computation in the jurisdiction of incorporation of the Parent Guarantor;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“2010 Senior Facility Agreement” means the $9 billion (originally $13 billion) senior facilities agreement, dated as of February 26, 2010, as amended on July 25, 2011, as extended on August 20, 2013 and as amended and restated on August 28, 2015, for the Parent Guarantor and Anheuser-Busch InBev Worldwide Inc., arranged by Banc of America Securities Limited, Banco Santander, S.A., Barclays Capital, Deutsche Bank AG, London Branch, Fortis Bank SA/NV, ING Bank NV, Intesa Sanpaolo S.p.A, J.P. Morgan plc, Mizuho Corporate Bank, Ltd, The Royal Bank of Scotland plc, Société Générale Corporate & Investment Banking, The Corporate and Investment Banking Division of Société Générale and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as mandated lead arrangers and bookrunners, and Fortis Bank SA/NV, acting as agent and issuing bank.

“2015 Senior Facilities Agreement” means the $75.0 billion senior facilities agreement, dated as of October 28, 2015, for the Parent Guarantor, arranged by Australia and New Zealand Banking Group Limited, Barclays Bank plc, The Bank of New York Mellon, the Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas Fortis SA/NV, Citigroup Global Markets Inc., Commerzbank Aktiengesellschaft, Filiale Luxemburg, Deutsch Bank AG, London Branch, HSBC Bank plc, ING Bank N.V., Intesa Sanpaolo Banking Group (represented by Intesa Sanpaolo S.P.A. & Banca IMI S.P.A.), Merrill Lynch, Pierce, Fenner & Smith Inc., Mizuho Bank, Ltd., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, The Royal Bank of Scotland plc, Banco Santander, S.A., Société Générale, London Branch, Sumitomo Mitsui Banking Corporation, The Toronto-Dominion Bank, Unicredit Bank AG and Wells Fargo Securities, LLC, as arrangers, and BNP Paribas Fortis SA/NV, as agent.

“Absorbing Company” has the meaning specified in Section 801.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1009.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Anheuser-Busch InBev Group” means the Parent Guarantor or the Parent Guarantor and the group of companies owned and/or controlled by the Parent Guarantor, as the context requires.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary with respect thereto that apply to such transfer or exchange.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means either the board of directors or other managing body of the Company or a Guarantor, as applicable, or any duly authorized committee of that board or managing body.

“Board Resolution” means a copy of a resolution certified by the Secretary or any Assistant Secretary or other authorized officer or person, in the case of the Company, or a manager or other authorized officer or person, in the case of any Guarantor, to have been duly adopted by the Board of Directors of the Company or the applicable Guarantor, as applicable, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Brandbev” means Brandbev S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, with registered office at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand-Duchy of Luxemburg, registered with the Luxembourg Register of Commerce and Companies under the number B 80.984 and having a share capital of USD 43,150,720.

“Brandbev Guarantee” has the meaning specified in Section 209.

“Brandbrew” means Brandbrew S.A., a société anonyme with its registered address at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand-Duchy of Luxemburg and registered with the Luxembourg register of commerce and companies under number B-75696.

“Brandbrew Guarantee” has the meaning specified in Section 209.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Certificated Security” means a certificated Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legends as may be specified as contemplated by Section 301 of such Securities) and that is registered in the name of the Holder thereof.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor securities clearing agency).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing its duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its President, Chairman of the Board, any Vice-President, Treasurer, Secretary, Assistant Secretary or other authorized officer and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 911 Washington Avenue, 3rd Floor, St. Louis, Missouri 63101, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” means a corporation, partnership, association, company, limited liability company, joint-stock company, business trust or other similar entity.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Distribution Compliance Period” has the meaning specified in Section 305(b)(1)(A).

“Distributor” has the meaning specified in Section 305(b)(1)(A).

“DTC” means The Depository Trust Company, its nominees, successors and assigns.

“Encumbrance” means any mortgage, pledge, security interest or lien.

“Euroclear” means the Euroclear Bank S.A./N.V. (or any successor securities clearing agency).

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“FATCA Withholding” has the meaning specified in Section 615.

“Global Guarantee” means a guarantee of the Parent Guarantor or any Subsidiary Guarantor in substantially the form set forth in Section 206(d), as the case may be, which guarantee may be executed in advance of the authentication and delivery of the Securities covered thereby and may apply to more than one series of Securities issued hereunder.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Guarantees” means the guarantees of the Parent Guarantor and any other Guarantor from time to time, which may be (i) in the form of one or more Global Guarantees or (ii) endorsed on, and relate to, the Securities of a particular series authenticated and delivered hereunder or (iii) documented in any other manner permitted by law.

“Guarantor” means the Parent Guarantor and any Subsidiary Guarantor under this Indenture from time to time.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“January 2009 Indenture” means the Indenture dated as of January 12, 2009, among Anheuser-Busch InBev Worldwide Inc., the Parent Guarantor, the subsidiary guarantors thereunder and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Mellon, New York Branch) as trustee.

“January 2013 Indenture” means the Indenture dated as of January 17, 2013, among the Company, the Parent Guarantor, the subsidiary guarantors thereunder and The Bank of New York Mellon Trust Company, N.A. as trustee.

“Judgment Currency” has the meaning specified in Section 1012.

“Law of 2002” has the meaning specified in Section 209.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Net Tangible Assets” means the total assets of the Parent Guarantor and its Restricted Subsidiaries (including, with respect to the Parent Guarantor, its net investment in subsidiaries other than Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Parent Guarantor in accordance with generally accepted accounting principles applied by the Parent Guarantor as of a date within 90 days of the date as of which the determination is being made; provided that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Notice of Default” means a written notice of the kind specified in Section 501(4) or 501(5).

“October 2009 Indenture” means the Indenture dated as of October 16, 2009, among Anheuser-Busch InBev Worldwide Inc., the Parent Guarantor, the subsidiary guarantors thereunder and The Bank of New York Mellon Trust Company, N.A. as trustee.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the President, any Vice-President, the Treasurer, a Secretary, an Assistant Secretary or any other authorized officer or person, in the case of the Company, and, in the case of any Guarantor, any manager or authorized officer or person, and delivered to the Trustee. One of the officers signing an Officer’s Certificate given pursuant to Section 1004 shall, in the case of the Company, be the principal executive, financial or accounting officer.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the applicable Guarantor, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Other Guaranteed Facilities” has the meaning specified in Section 209.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or a Guarantor) in trust or set aside and segregated in trust by the Company (if the Company or a Guarantor shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 1302; and

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502; (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301; (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause); and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Parent Guarantee” means any guarantee of the Parent Guarantor from time to time, which may be in the form of (i) one or more Global Guarantees or (ii) endorsed on, and relate to, the Securities of a particular series authenticated and delivered hereunder or (iii) documented in any other manner permitted by law.

“Parent Guarantor” has the meaning specified in the first paragraph of this Indenture, and any successor Person or assignee permitted pursuant to the applicable provisions of this Indenture, and following a merger under Section 801(b), “Parent Guarantor” shall mean the Absorbing Company without any further action hereunder.

“Participant” means, with respect to any Depositary, a Person who is a participant of or has an account with such Depositary, respectively.

“Paying Agent” means any Person authorized by the Company or a Guarantor to pay the principal of or any premium or interest on any Securities on behalf of the Company or Guarantor.

“Person” means any individual, Corporation, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or manufacturing, processing or packaging plant which the Parent Guarantor shall by Board Resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, (ii) any plant which the Parent Guarantor shall by Board Resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable Board Resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000; and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by Board Resolution, designate as a Principal Plant.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Restricted Certificated Security” means a Certificated Security offered and sold pursuant to an exemption from registration under the Securities Act.

“Restricted Global Security” means a Global Security offered and sold pursuant to an exemption from registration under the Securities Act.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by Board Resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further Board Resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Company and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas – AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable Board Resolution.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% of more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor, or (iii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor, provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro forma basis as if it had been acquired at the beginning of the relevant period, with the pro forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith, and (B) EBITDA shall be calculated by the Parent Guarantor in substantially the same manner as it is calculated for the amounts shown in the offering memorandum or circular for the relevant series of Securities.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any Corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors or persons exercising similar functions (otherwise than by reason of default in dividends) is at the time owned directly or indirectly by the Parent Guarantor or a Subsidiary or Subsidiaries or by the Parent Guarantor and a Subsidiary or Subsidiaries.

“Subsidiary Guarantee” means the guarantee of any Subsidiary Guarantor from time to time, which may be (i) in the form of one or more Global Guarantees or (ii) endorsed on, and relate to, the Securities of a particular series authenticated and delivered hereunder or (iii) documented in any other manner permitted by law.

“Subsidiary Guarantor” shall initially include each of the following companies and shall subsequently include any Subsidiary of the Parent Guarantor that provides a guarantee under this Indenture from time to time:

•	Anheuser-Busch Companies, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware;

•	Anheuser-Busch InBev Worldwide Inc., a corporation duly organized and existing under the laws of the State of Delaware;

•	Cobrew NV, a public limited liability company organized and existing under Belgian law;

•	Brandbrew; and

•	Brandbev.

“Trust Indenture Act” means the Trust Indenture Act of 1939, including the rules promulgated thereunder, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended and any statute successor thereto.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligation” has the meaning specified in Section 1304.

“Unrestricted Certificated Security” means a Certificated Security the restrictions on transfer of which have expired or otherwise been removed.

“Unrestricted Global Security” means a Global Security the restrictions on transfer of which have expired or otherwise been removed.

“Vice President”, when used with respect to the Company or a Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company or the Parent Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Parent Guarantor, as applicable, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company or the Parent Guarantor, as applicable, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Parent Guarantor, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Parent Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or the Parent Guarantor, as applicable, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Parent Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company or the Parent Guarantor, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Parent Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Company and the Parent Guarantor may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company and the Parent Guarantor may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company or the Parent Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company or the Parent Guarantor, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2), or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s or the Parent Guarantor’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and the Parent Guarantor in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee, the Company and a Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided for or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, 911 Washington Ave, 3rd Floor, St. Louis, Missouri 63101, USA, Attention: Corporate Trust Administration, or

(2) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company and a Guarantor, as applicable, addressed to it at the address specified in Section 115 of this instrument or at any other address previously furnished in writing to the Trustee by the Company or a Guarantor.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee in its sole discretion shall constitute a sufficient notification for every purpose hereunder.

The costs of any such notice to Holders as provided in this Section 106 shall be paid by the Company.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and any Guarantor shall bind their successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture, in any Parent Guarantee or any Subsidiary Guarantee, or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture, in any Parent Guarantee or Subsidiary Guarantee, or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law; Waiver of Trial by Jury.

This Indenture, each Parent Guarantee, each Subsidiary Guarantee and the Securities shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company, the Guarantors and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture, of the Guarantees or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

SECTION 114. Submission to Jurisdiction; Waiver of Immunity.

For the benefit of the Holders, each of the Company and each Guarantor hereby (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York solely for purposes of any legal action or proceeding arising out of or relating to the Securities or the Guarantees and (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any legal action or proceeding in any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York, and any claim that any such action or proceedings brought in any such court has been brought in an inconvenient forum. Each of the Company and the Parent Guarantor agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Any legal action or proceeding arising out of or relating to the Securities or the Guarantees may also be brought and enforced in the courts of the Kingdom of Belgium and each of the Company and each Guarantor irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding.

To the extent that the Company or any Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent that any immunity may now or hereafter exist) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Company and each Guarantor irrevocably agree not to claim, and irrevocably waive, such immunity to the full extent permitted by the laws of such jurisdiction.

SECTION 115. Appointment of Agent for Service of Process.

By the execution and delivery of this Indenture, each Guarantor (except for Anheuser-Busch Companies, LLC and Anheuser-Busch InBev Worldwide Inc.) hereby appoints Anheuser-Busch InBev Services, LLC as its agent upon which process may be served in any legal action or proceeding which may be instituted in any Federal or State court in the Borough of Manhattan, the City of New York, arising out of or relating to the Securities or the Guarantees or this Indenture, but for that purpose only. Service of process upon such agent at the office of Anheuser-Busch InBev Services, LLC at 250 Park Avenue, New York, New York 10177, and written notice of said service to such Guarantor by the Person servicing the same addressed as provided by Section 105, shall be deemed in every respect effective service of process upon such Guarantor, respectively, in any such legal action or proceeding, and such Guarantor hereby submits to the nonexclusive jurisdiction of any such court in which any such legal action or proceeding is so instituted. Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by such Guarantor with the consent of the Trustee and such successor’s acceptance of such appointment. Each such Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.

ARTICLE TWO

SECURITY AND GUARANTEE FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a

Board Resolution, a copy of an appropriate record of such action shall be certified by a Secretary or Assistant Secretary or other authorized officer or person of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

Any Global Guarantee and any Guarantee to be endorsed on and to relate to the Securities of any series shall each be in substantially the applicable form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution of a Guarantor or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Guarantees, as evidenced by their execution of the Guarantees. If the form of the Guarantee is to be endorsed on the Securities of any series and such form of Guarantee is established by action taken pursuant to a Board Resolution of a Guarantor, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary, or officer or person serving in a similar capacity, of the applicable Guarantor and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

Anheuser-Busch InBev Finance Inc.

[Title of Security]

Payment of Principal[, Premium, if any,]

and Interest Irrevocably, Fully and Unconditionally Guaranteed by

Anheuser-Busch InBev SA/NV and Various Subsidiary Guarantors

No. •	$

Anheuser-Busch InBev Finance Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, on                     , the principal sum of                     Dollars [if the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from         or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually         on and         in each year, commencing                     , at the rate of % per annum, until the principal hereof is paid or made available for payment [if applicable, insert —; provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand].

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                     or                     (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal and any overdue premium shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of             % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in                     , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert —; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register]. Initially, the Paying Agent and Security Registrar for this Security will be The Bank of New York Mellon Trust Company, N.A., St. Louis, Missouri. The Company may change the Paying Agent or Security Registrar without prior notice to the Holders, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal, premium, if any, and interest on this Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal and premium, if any, this Security is first surrendered to the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium (if any) and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed [include only if required by applicable law: under its corporate seal].

Dated:

By
Name:
Title:	Authorized Officer

Attest:

SECTION 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 25, 2016 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, Anheuser-Busch InBev SA/NV, as Parent Guarantor, the Subsidiary Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to $             ].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail (or if the Securities of this series are represented by one or more Global Securities, by transmission in accordance with the Depositary’s customary procedures therefor), [if applicable, insert — (1) on                     in any year commencing with the year                     and ending with the year                     through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after         , 20], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before             ,             %, and if redeemed] during the 12-month period beginning of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to             % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail (or if the Securities of this series are represented by one or more Global Securities, by transmission in accordance with the Depositary’s customary procedures therefor), (1) on                     in any year commencing with the year                     and ending with the year                     through operation of the sinking fund for this series at the Redemption Prices for redemption through                     operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after                     ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                     of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to             % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to                     , redeem any Securities of this series as contemplated by [if applicable, insert — clause (2) of] the preceding paragraph as a part of,                     or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than             % per annum.]

[If applicable, insert — The sinking fund for this series provides for the redemption on                     in each year beginning with the year                     and ending with the year of [if applicable, insert — not less than $             (“mandatory sinking fund”) and not more than] $             aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — , in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert paragraph regarding subordination of the Security.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

[If applicable, add – In the event that any Guarantor becomes obligated to make payments in respect of the Securities of this series, such Guarantor will make all payments in respect of the Securities of this series without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the

“Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders of the Securities of this series such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by such Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a) are payable by any person acting as custodian bank or collecting agent on behalf of such Holder, or otherwise in any manner which does not constitute a deduction or withholding by such Guarantor from payment of principal or interest made by it, or

(b) are payable by reason of such Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Securities of this series or the Guarantees thereof are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction, or

(c) are imposed or withheld by reason of the failure of such Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of such taxes, or

(d) consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, or

(e) are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder of this Security if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such Security, or

(f) are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding, or

(g) are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to such Holders, whichever occurs later, or

(h) are payable because this Security was presented to a particular paying agent for payment if this Security could have been presented to another paying agent without any such withholding or deduction, or

(i) are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the Securities of this series shall be deemed to include any Additional Amounts which may be payable as set forth in the Indenture.

The covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, and will apply to the Company any time it is incorporated in a jurisdiction outside of the United States.]

[In addition,] [A]ny amounts to be paid by the Company or any Guarantor on the Securities of this series will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

[If applicable, add – The Securities of this series may be redeemed at any time, at the Company’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Securities of this series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the redemption date, if (i) any change in, or amendment to, the laws, treaties, regulations or rulings of a Relevant Taxing Jurisdiction (as defined below) or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the issue date (any such change or amendment, a “Change in Tax Law”) would require the Company (or if a payment were then due under a Guarantee, the relevant Guarantor) to pay Additional Amounts and (ii) such obligation cannot be avoided by the Company (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Company under the circumstances described below under “—Additional Amounts”; provided, however, that the Securities of this series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Company assigning its obligations under the Securities of this series to a Substitute Company, unless this assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and/or security, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $             and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. Form of Legends for Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Security authenticated and delivered hereunder shall bear legends in substantially the following form:

[If a Global Security:]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ANHEUSER-BUSCH INBEV FINANCE INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[If a Security that is offered and sold pursuant to Rule 144A or Regulation S under the Securities Act:]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION, (II) WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, PERSONS OTHER THAN “QUALIFIED INSTITUTIONAL BUYERS” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (III) OUTSIDE THE UNITED STATES OTHER THAN TO PERSONS WHO ARE U.S. PERSONS IN

OFFSHORE TRANSACTIONS IN ACCORDANCE WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH PERSON ACQUIRING AN OWNERSHIP INTEREST IN THIS SECURITY (1) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT EITHER (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S) AND IS OUTSIDE THE UNITED STATES OR (C) IS ACQUIRING SUCH OWNERSHIP INTEREST PURSUANT TO A VALID REGISTRATION STATEMENT OR IN ANOTHER TRANSACTION EXEMPT FROM SUCH REGISTRATION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT IN ACCORDANCE WITH THE FOREGOING RESTRICTIONS, AND IN ANY CASE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; (3) PRIOR TO SUCH TRANSFER, AGREES THAT IT WILL FURNISH TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS SECURITY REGISTRAR (OR A SUCCESSOR REGISTRAR, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE SECURITY REGISTRAR AND THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “UNITED STATES”, “U.S. PERSON” AND “OFFSHORE TRANSACTION” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[For all Securities the offer and sale of which is not registered under the Securities Act:]

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

SECTION 205. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

As Trustee

By
Authorized Signatory

SECTION 206. Guarantees by Guarantors.

(a) Subject to this Indenture and unless provided otherwise under any Board Resolution or indenture supplement hereto, each Guarantor hereby jointly and severally, irrevocably, fully and unconditionally guarantees to the Trustee and the Holder of any Security issued under this Indenture duly authenticated and delivered by the Trustee, the due and punctual payment of the principal, and premium, if any, of (including any amount in respect of original issue discount) and interest, if any (together with any Additional Amounts payable pursuant to the terms of any such Security), on any such Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of any such Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption, repayment or upon declaration of acceleration or otherwise according to the terms of any such Security and of the Indenture. In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), and any premium or interest (together with any Additional Amounts payable pursuant to the terms of any such Security), sinking fund payment, or analogous obligation, each Guarantor agrees, duly and punctually to pay the same when and as the same shall become due and payable. Each Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety and shall be absolute and unconditional irrespective of any extension of the time for payment of any such Security, any modification of any such Security, any invalidity, irregularity or unenforceability of any such Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the holder of any such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium or interest (together with any Additional Amounts payable pursuant to the terms of any such Security) thereon.

(b) Any Guarantee may be represented by a Global Guarantee, by a Guarantee endorsed on the Securities of the series covered by the Guarantee or by any other means permitted by law.

(c) If the Guarantee is to be represented by a Guarantee endorsed on and relating to the Securities of a particular series authenticated and delivered hereunder, such Guarantee shall, subject to Section 201, Section 208 (in respect of a Subsidiary Guarantee) and Section 211, be in substantially the form set forth below:

GUARANTEE

For value received, the undersigned (herein called the “Guarantors”, and each, a “Guarantor” which terms include any successor Person or Persons under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby jointly and severally, irrevocably, fully and unconditionally guarantee to the Trustee and to each Holder of this Security, which has been authenticated and delivered by the Trustee, the due and punctual payment of the principal of (including any amount in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment, or analogous obligation, each Guarantor agrees duly and punctually to pay the same. Each Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all other unsecured and unsubordinated obligations of such Guarantor, shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon.

Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

This Guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

All terms used in this Guarantee which are not defined herein shall have the meaning assigned to them in the Security upon which this Guarantee is endorsed.

This Guarantee is subject to the release upon the terms set forth in the Indenture.

This Guarantee is subject to certain limitations and waivers set forth in the Indenture, as it may be supplemented from time to time.

This Guarantee is governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be signed manually or by facsimile by its duly authorized officer or representative and, if required by applicable law, has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

[GUARANTOR(S)]

By:
Name:
Title:	Authorized Officer

(d) If a Guarantee is to be represented by a Global Guarantee, then such Guarantee shall, subject to Section 201, Section 208 (in respect of a Subsidiary Guarantee) and Section 211, be in substantially the form set forth below:

GLOBAL GUARANTEE

For value received, the undersigned (herein called the “Guarantor”, which term includes any successor Person or Persons under the Indenture, dated as of January 25, 2016, between the Company, Anheuser-Busch InBev SA/NV, as Parent Guarantor, the Subsidiaries of the Parent Guarantor party thereto from time to time, as Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee, as the same may be supplemented from time to time (the “Indenture”)), hereby jointly and severally, irrevocably, fully and unconditionally guarantee to the Trustee and to every holder of the Securities of the Company issued from time to time pursuant to the Indenture from and after the date of this Global Guarantee to but not including the date on which the Guarantor’s Notice of Revocation becomes effective, as provided below, which Securities have been authenticated and delivered by the Trustee or its Authenticating Agent, the due and punctual payment of the principal of (including any amount in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of the Securities), on the Securities and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of the Securities, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of the Securities, or any one of them, and of the Indenture.

The total liability of the Guarantor in respect of all Securities issued pursuant to the Indenture shall not at any time exceed the aggregate principal sum of             U.S. dollars plus interest and other monies (if any) from time to time payable by the Company in respect thereto.

In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), interest (together with any Additional Amounts payable pursuant to the terms of the Securities), sinking fund payment, or analogous obligation, the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all its other unsecured and unsubordinated obligations, shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of the Securities, any modification of the Securities, any invalidity, irregularity or unenforceability of the Securities or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of the Securities or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to the Securities or the indebtedness evidenced thereby and all demands whatsoever, and, except as provided in the second succeeding paragraph, covenants that this Global Guarantee will not be discharged as to the Securities, or any one of them, except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of the Securities), thereon.

The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

This Global Guarantee shall be revocable at the sole option of the Guarantor by providing the Trustee with written notice (a “Notice of Revocation”) of the revocation of this Global Guarantee, which shall become effective on the date specified therein, but in any event no sooner than five Business Days after the date on which such Notice of Revocation shall be delivered to the Trustee; provided, however, that any revocation of this Global Guarantee will only apply to Securities issued following the date specified in the Notice of Revocation and will not impair or otherwise affect the validity of the Global Guarantee to the extent relating to the Securities of any series issued prior to the date of the Notice of Revocation.

All terms used in this Global Guarantee which are not defined herein shall have the meaning assigned to them in the Indenture.

This Global Guarantee is subject to certain limitations and waivers set forth in the Indenture, as it may be supplemented from time to time.

This Global Guarantee is governed by and construed in accordance with the laws of the State of New York.

(e) A facsimile of any Global Guarantee may be endorsed on or appended to the Securities of any series covered by such Guarantee; provided, however, that the failure to endorse the Global Guarantee on or append it to the Securities of a series covered by such Guarantee shall not affect the validity or enforceability of such Guarantee, which shall remain in full force and effect with respect to all Securities of that series. A Global Guarantee shall be effective with respect to the Securities of a series issued after such Global Guarantee is delivered (and before such Global Guarantee is revoked pursuant to a Notice of Revocation) even if the Guarantor has not received notice of or otherwise approved the issuance thereof by Supplemental Indenture or otherwise.

SECTION 207. Additional Guarantees.

The form and terms of any Guarantee by any subsequent Subsidiary Guarantor, including any applicable legal, regulatory or contractual restrictions, shall be specified in an indenture supplement hereto pursuant to Section 901(2) and may be changed for any such series of Securities as provided in the applicable indenture supplement.

SECTION 208. Release of Guarantee.

Any Subsidiary Guarantor shall be entitled to terminate its Subsidiary Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event that (i) (for so long as any commitments remain outstanding under the 2010 Senior Facility Agreement) at substantially the same time as its Guarantee of the Securities is terminated, the relevant Guarantor is, or has been, released from its guarantee of the 2010 Senior Facility Agreement or is no longer a guarantor under the 2010 Senior Facility Agreement; (ii) (for so long as any commitments remain outstanding under the 2015 Senior Facilities Agreement) at substantially the same time as its Guarantee of the Securities is terminated, the relevant Guarantor is, or has been, released from its guarantee of the 2015 Senior Facilities Agreement or is no longer a guarantor under the 2015 Senior Facilities Agreement and (iii) the aggregate amount of indebtedness for borrowed money for which the relevant Subsidiary Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) any Securities issued under this Indenture, the January 2009 Indenture, the October 2009 Indenture or the January 2013 Indenture, (B) any other debt the terms of which permit the termination of the Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the relevant series of Securities in respect of which its Subsidiary Guarantee is being terminated, and (C) any debt that is being refinanced at substantially the same time that the Subsidiary Guarantee of the relevant series of Securities in respect of which its Subsidiary Guarantee is being terminated, provided that any obligations of the Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Subsidiary Guarantor’s indebtedness for borrowed money. If no commitments remain outstanding under the 2010 Senior Facility Agreement or the 2015 Senior Facilities Agreement, a Subsidiary Guarantor shall be entitled to terminate its Subsidiary Guarantee solely upon compliance with the conditions set out in clause (iii) above.

Any Subsidiary Guarantor with limitations on its Guarantee pursuant to Section 209 shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, with respect to any or all series of Securities issued under this Indenture, in the event that such Subsidiary Guarantor determines that under the rules, regulations or interpretations of the Commission such Subsidiary Guarantor would be required to include its financial statements in any registration statement filed with the Commission with respect to Securities or Guarantees issued hereunder or in periodic reports filed with or furnished to the Commission (by reason of such limitations or otherwise).

Any Subsidiary Guarantor shall be entitled to terminate its Subsidiary Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event the Subsidiary Guarantor is no longer a Subsidiary of the Parent Guarantor or disposes of all or substantially all of its assets to a Person who is not a Subsidiary of the Parent Guarantor.

SECTION 209. Limitations on Guarantees.

Further, certain of the Guarantees are subject to legal, regulatory or contractual limitations, as specified below or as may be provided in an indenture supplemental hereto by which a Subsidiary Guarantor may accede to this Indenture. Each such Subsidiary Guarantor shall be entitled to amend or modify by execution of an indenture supplemental hereto the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth in this Section 209, in any respect reasonably deemed necessary by such Subsidiary Guarantor to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the Commission.

(a) In respect of any Guarantee provided from time to time by Brandbrew (the “Brandbrew Guarantee”):

(1) notwithstanding anything to the contrary in the Brandbrew Guarantee, the maximum aggregate liability of Brandbrew under such Brandbrew Guarantee, together with any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities, shall not exceed an amount equal to the aggregate of (without double counting):

(A) the aggregate amount of all moneys received by Brandbrew and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(B) the aggregate amount of all outstanding intercompany loans made to Brandbrew and its Subsidiaries by other members of the Anheuser-Busch InBev Group which have been directly or indirectly funded using the proceeds of borrowings under this Indenture or the Other Guaranteed Facilities; and

(C) an amount equal to 100% of the greater of:

(i) the sum of Brandbrew’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (B) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in Brandbrew’s then most recent annual accounts approved by the competent organ of Brandbrew (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under the Brandbrew Guarantee; and

(ii) the sum of Brandbrew’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (B) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in its most recent annual accounts as of the date of this Indenture;

(2) for the avoidance of doubt, the limitation referred to in paragraph (1) above shall not apply to the guarantee by Brandbrew of any obligations owed by its Subsidiaries under any Other Guaranteed Facilities;

(3) in addition to the limitation referred to in paragraph (1) above, the obligations and liabilities of Brandbrew under this Indenture or under any Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in article 49-6 of the Luxembourg Law on Commercial Companies dated August 10, 1915, as amended, to the extent such or an equivalent provision is applicable to Brandbrew; and

(4) Brandbrew hereby expressly accepts and confirms, for the purposes of article 1281 of the Luxembourg civil code, that notwithstanding any novation permitted under, and made in accordance with the provisions of this Indenture, the Brandbrew Guarantee shall be preserved for the benefit of any new Holder.

(b) In respect of any Guarantee provided from time to time by Brandbev (the “Brandbev Guarantee”):

(1) notwithstanding anything to the contrary in the Brandbev Guarantee, the maximum aggregate liability of Brandbev under such Brandbev Guarantee, together with any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities, shall not exceed an amount equal to the aggregate of (without double counting):

(A) the aggregate amount of all moneys received by Brandbev and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(B) the aggregate amount of all outstanding intercompany loans made to Brandbev and its Subsidiaries by other members of the Anheuser-Busch InBev Group which have been directly or indirectly funded using the proceeds of borrowings under this Indenture or the Other Guaranteed Facilities; and

(C) an amount equal to 100% of the greater of:

(i) the sum of Brandbev’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (B) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in Brandbev’s then most recent annual accounts approved by the competent organ of Brandbev (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under the Brandbev Guarantee; and

(ii) the sum of Brandbev’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (B) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in its most recent annual accounts as of the date of this Indenture;

(2) for the avoidance of doubt, the limitation referred to in paragraph (1) above shall not apply to the guarantee by Brandbev of any obligations owed by its Subsidiaries under any Other Guaranteed Facilities; and

(3) Brandbev hereby expressly accepts and confirms, for the purposes of article 1281 of the Luxembourg civil code, that notwithstanding any novation permitted under, and made in accordance with the provisions of this Indenture, the Brandbev Guarantee shall be preserved for the benefit of any new Holder.

(c) For the purpose of this Section 209, “Other Guaranteed Facilities” means:

(1) any debt securities issued by Anheuser-Busch Companies, LLC under any of the following indentures:

(A) the Indenture, dated August 1, 1995, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee;

(B) the Indenture, dated July 1, 2001, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee; and

(C) the Indenture, dated October 1, 2007, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee;

(2) the 2010 Senior Facility Agreement;

(3) the 2015 Senior Facilities Agreement;

(4) any debt securities issued or guaranteed by Brandbrew, Brandbev or the Parent Guarantor under the €40,000,000,000 Euro Medium Term Note Programme originally entered into on January 16, 2009;

(5) any debt securities guaranteed by Brandbrew or Brandbev under the January 2009 Indenture;

(6) any debt securities guaranteed by Brandbrew or Brandbev under the October 2009 Indenture;

(7) any debt securities guaranteed by Brandbrew or Brandbev under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around June 6, 2011, as amended and restated on or around August 20, 2014;

(8) any debt securities guaranteed by Brandbrew or Brandbev under the January 2013 Indenture;

(9) any other debt securities guaranteed by Brandbrew or Brandbev under this Indenture;

(10) any debt securities guaranteed by Brandbrew or Brandbev under the indenture expected to be entered into between Anheuser-Busch InBev Worldwide Inc. as issuer, the Parent Guarantor, the subsidiary guarantors thereunder and The Bank of New York Mellon Trust Company, N.A. as trustee, in substantially the form attached as Exhibit 4.2 to the Company’s registration statement on Form F-3 filed with the Commission on December 21, 2015; and

(11) any refinancing (in whole or part) of any of the above items or the Base Indenture for the same or a lower amount.

SECTION 210. CUSIP Numbers.

The Company in issuing any series of the Securities may use CUSIP numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 211. Non-Impairment.

The absence of an endorsement of a Guarantee on any Security and the lack of evidence of any guarantee of each Security by a written instrument other than this Indenture shall not affect or impair the validity of such Guarantee.

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of any Securities of the series is payable;

(5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1302 or Section 1303 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(18) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series; and

(19) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary or other authorized officer or person of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

All Securities of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened for issuances of additional Securities of such series with identical terms and conditions (other than the issue date, issue price and, if applicable, initial interest accrual date and first Interest Payment Date).

SECTION 302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents or any other person authorized by its Board of Directors to execute Securities, and any Guarantees to be endorsed on the Securities of a particular series shall be executed on behalf of the applicable Guarantor by an authorized officer or person, in each case under such entity’s corporate seal if required by applicable law, reproduced thereon. The signature of any of these officers or persons on the Securities or Guarantees may be manual or facsimile.

Any Global Guarantee shall be executed and delivered on behalf of the applicable Guarantor by an authorized officer or person, under its corporate seal if required by applicable law, reproduced thereon. The signature of any of these officers or persons on the Global Guarantee may be manual or facsimile. A facsimile of any Global Guarantee may (but need not) be appended to each Security covered by such Global Guarantee.

Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers or authorized representatives of the Company or a Guarantor, as applicable, shall bind the Company and the applicable Guarantor, as applicable, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and, if applicable, endorsed with any Guarantees of the Securities of such series or with a facsimile of any Global Guarantees relating to the Securities of such series appended, in each case, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities with any Guarantees endorsed thereon or appended thereto. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture;

(3) that such Securities have been duly executed and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(4) that such Guarantees have been duly executed and, when the Securities on which they shall have been endorsed or to which facsimiles thereof have been appended shall have been authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of each Guarantor thereof enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and provided that such Opinion of Counsel need not express any opinion on financial assistance or the consequences thereof.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee endorsed thereon on behalf of the Guarantors that have not executed a Global Guarantee; provided, however, that a Guarantee shall not be deemed delivered if pursuant to Section 301 the Security is originally issued without a Guarantee; if the Guarantee is thereafter attached pursuant to an order of a Guarantor, then after authentication of the corresponding Guarantee, the corresponding Guarantee shall be deemed delivered. The Trustee, in accordance with the Company Order and order of the applicable Guarantor, shall authenticate the Guarantee and deliver such Securities.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which may have endorsed thereon or appended thereto Guarantees duly executed by the applicable Guarantors, which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities, which may have endorsed thereon or appended thereto Guarantees duly executed by the applicable Guarantors of that series, to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series, having endorsed thereon or appended thereto the Guarantees duly executed by the Guarantors, upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, which may have endorsed thereon or appended thereto Guarantees duly executed by the applicable Guarantors, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305. Registration, Registration of Transfer and Exchange.

(a) Registration, Restriction of Transfer and Exchange, Generally. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of like tenor and aggregate principal amount, and having endorsed thereon or appended thereto any Guarantees which were endorsed on or appended to the Securities so surrendered.

Subject to this Section 305(a) and Section 305(b), at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, and having endorsed thereon or appended thereto any Guarantees which were endorsed on or appended to the Securities so surrendered.

All Securities and any Guarantees endorsed thereon or appended thereto issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantors, as applicable, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Parent Guarantor and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3) Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 305(b) shall be made only in accordance with this Section 305(b).

(1) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in Global Securities will be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Securities also will require compliance with either subparagraph (A) or (B) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(A) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the applicable legends provided thereon; provided, however, that transfers of beneficial interests in the Global Security issued pursuant to Regulation S under the Securities Act may not be made to a U.S. Person or for the account or benefit of a U.S. Person prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S, unless such person is a “Distributor” as defined in Rule 902 under the Securities Act. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 305(b)(1)(A).

(B) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 305(b)(1)(A) above, the transferor of such beneficial interest must deliver to the Security Registrar both (i) a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged, and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

(C) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 305(a) above and the Security Registrar receives the following:

(i) if the transferee will take delivery in the form of a beneficial interest in a Global Security offered and sold pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Annex A hereto, including the certifications in item (1) thereof; and

(ii) if the transferee will take delivery in the form of a beneficial interest in a Global Security offered and sold pursuant to Regulation S under the Securities Act, then the transferor must deliver a certificate in the form of Annex A hereto, including the certifications in item (2) thereof.

(D) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 305(a) above and the Security Registrar receives the following: (i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Annex B hereto, including the certifications in item (1)(a) thereof; or (ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Annex A hereto, including the appropriate certifications in item (3) thereof; and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the applicable legends provided thereon are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (3) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(2) Transfer or Exchange of Beneficial Interests for Certificated Securities. If any one of the events listed in Section 305(a) has occurred or the Company has elected to cause the issuance of certificated Securities, transfers or exchanges of beneficial interests in a Global Security for a certificated Security shall be effected, subject to the satisfaction of the conditions set forth in the applicable subclauses of this Section 305(b)(2).

(A) Beneficial Interests in Restricted Global Securities to Restricted Certificated Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Security, then, upon receipt by the Security Registrar of the following documentation:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Certificated Security, a certificate from such holder in the form of Annex B hereto, including the certifications in item (2)(a) thereof;

(ii) if such beneficial interest is being transferred to a qualified institutional buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Annex A hereto, including the certifications in item (1) thereof;

(iii) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Annex A hereto, including the certifications in item (2) thereof;

(iv) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Annex A hereto, including the certifications in item (3)(a) thereof; and

(v) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Annex A hereto, including the certifications in item (4) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 305(c) hereof, and the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount. If any Guarantees were endorsed on or appended to the applicable Global Security, then such Guarantees (or facsimiles thereof) shall be endorsed on or appended to the Certificated Security. Any Certificated Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 305(b)(2) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Securities are so registered. Any Certificated Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 305(b)(2) shall bear the appropriate legends and shall be subject to all restrictions on transfer contained therein.

(B) Beneficial Interests in Restricted Global Securities to Unrestricted Certificated Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Certificated Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security only if:

(i) such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Annex A hereto, including the certifications in item (3)(a) thereof; or

(ii) the Security Registrar receives the following:

(a) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Certificate Security, a certificate from such holder in the form of Annex B hereto, including the certifications in item (1)(b) thereof; or

(b) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Security, a certificate from such holder in the form of Annex A hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (ii), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the appropriate legends are no longer required in order to maintain compliance with the Securities Act.

(C) Beneficial Interests in Unrestricted Global Securities to Unrestricted Certificated Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Security, then, upon satisfaction of the conditions set forth in Section 305(b)(1)(B) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 305(c) hereof, and the Company will execute and upon receipt of a Company Order the Trustee will authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount. Any Certificated Security issued in exchange for a beneficial interest pursuant to this Section 305(b)(2)(C) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the applicable Depositary and the Participant or Indirect Participant. The Trustee will deliver such Certificated Securities to the Persons in whose names such Securities are so registered. Any Certificated Security issued in exchange for a beneficial interest pursuant to this Section 305(b)(2)(C) will not bear a Restricted Security legend.

(3) Transfer and Exchange of Certificated Securities for Beneficial Interests.

(A) Restricted Certificated Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Certificated Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Certificated Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

(i) if the Holder of such Restricted Certificated Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Annex B hereto, including the certifications in item (2)(b) thereof;

(ii) if such Restricted Certificated Security is being transferred to a qualified institutional buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Annex A hereto, including the certifications in item (1) thereof;

(iii) if such Restricted Certificated Security is being transferred to a non-U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Annex A hereto, including the certifications in item (2) thereof; and

(iv) if such Restricted Certificated Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Annex A hereto, including the certifications in item (4) thereof;

the Trustee will cancel the Restricted Certificated Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Security, in the case of clause (ii) above, the Global Security offered and sold pursuant to Rule 144A under the Securities Act, and in the case of clause (iii) above, the Global Security offered and sold pursuant to Regulation S under the Securities Act.

(B) Restricted Certificated Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Global Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Global Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(i) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Annex A hereto, including the certifications in item (3)(a) thereof; or

(ii) the Security Registrar receives: (A) if the Holder of such Restricted Certificated Security proposes to exchange such Restricted Certificated Security for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Annex B hereto, including the certifications in item (1)(c) thereof, or (B) if the Holder of such Restricted Certificated Security proposes to transfer such Restricted Certificated Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Annex A hereto, including the appropriate certifications in item (3) thereof, and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the applicable legends are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 305(b)(3)(B), the Trustee will cancel the Certificated Security and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(C) Unrestricted Certificated Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Certificated Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Certificated Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Certificated Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Certificated Security to a beneficial interest is effected pursuant to subparagraphs (c) above at a time when an Unrestricted Global Security has not yet been issued, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Certificated Securities so transferred.

(4) Transfer and Exchange of Certificated Securities for Certificated Securities. Upon request by a Holder of Certificated Securities and such Holder’s compliance with the provisions of this Section 305(b)(4), the Security Registrar will register the transfer or exchange of Certificated Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Security Registrar the Certificated Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 305(b)(4).

(A) Restricted Certificated Securities to Restricted Certificated Securities. Any Restricted Certificated Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Security if the Security Registrar receives the following:

(i) if the transfer will be made pursuant to Rule 144A under the Securities Act, a certificate in the form of Annex A hereto, including the certifications in item (1) thereof;

(ii) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, a certificate in the form of Annex A hereto, including the certifications in item (2) thereof; and

(iii) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Annex A hereto, including the certifications required by item (3) thereof.

(B) Restricted Certificated Securities to Unrestricted Certificated Securities. Any Restricted Certificated Security may be exchanged by the Holder thereof for an Unrestricted Certificated Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Security if the Security Registrar receives: (i) if the Holder of such Restricted Certificated Security proposes to exchange such Security for an Unrestricted Certificated Security, a certificate from such Holder in the form of Annex B hereto, including the certifications in item (1)(d) thereof; or (ii) if the Holder of such Restricted Certificated Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Security, a certificate from such Holder in the form of Annex A hereto, including the appropriate certifications in item (3) thereof; and, in each such case, if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the appropriate legends are no longer required in order to maintain compliance with the Securities Act.

(C) Unrestricted Certificated Securities to Unrestricted Certificated Securities. A Holder of Unrestricted Certificated Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Certificated Securities pursuant to the instructions from the Holder thereof.

(c) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Certificated Securities or a particular Certificated Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 311 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Certificated Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Security (including any transfers between or among Participants or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them, the Guarantors and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantors, respectively, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Parent Guarantor, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and

(subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Parent Guarantor, the Trustee and any agent of the Company, the Guarantors or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Securities in accordance with its customary procedures.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or a Guarantor and thereafter repaid to the Company or that Guarantor or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or a Guarantor, as the case may be, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company or a Guarantor, as the case may be, has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and Guarantees and this Indenture, to the payment, either directly or through any Guarantor (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or event beyond the control of the Company or a Guarantor, no Event of Default shall occur for three days following such failure to pay; provided further that in the case of any redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment; or

(3) default in the performance or observance of any other material obligation of the Company or a Guarantor under any Security or any Guarantee applicable to such Security, including any material covenant or warranty in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Parent Guarantor by the Trustee or to the Company, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) a default with respect to any obligation for the payment or repayment under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or a Guarantor having an aggregate principal amount outstanding of at least €100,000,000 (or its equivalent in any other currency) that shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within 30 days; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor in an involuntary case or proceeding under the applicable laws of their respective jurisdictions of organization or incorporation relating to bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Parent Guarantor or the applicable Guarantor under the applicable laws of their respective jurisdictions of organization or incorporation, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Parent Guarantor or the applicable Guarantor or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor of a voluntary case or proceeding under the applicable laws of their respective jurisdictions of organization or incorporation relating to bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor to the entry of a decree or order for relief in respect of the Company, the Parent Guarantor or the applicable Guarantor, respectively, in an involuntary case or proceeding under the applicable laws of their respective jurisdictions of organization or incorporation relating to bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, the Parent Guarantor or the applicable Guarantor, or the filing by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the applicable laws of their respective jurisdictions of organization or incorporation, or the consent by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Parent Guarantor or the applicable Guarantor or of any substantial part of their property, or the making by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor of an assignment for the benefit of creditors, or the admission by the Company, the Parent Guarantor or a Guarantor that is a Significant Subsidiary of the Parent Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, the Parent Guarantor or the applicable Guarantor in furtherance of any such action; or

(7) the issuance of any governmental order, decree or enactment in or by Belgium or the jurisdiction of organization of a Guarantor that is a Significant Subsidiary of the Parent Guarantor whereby the Company, Parent Guarantor or applicable Guarantor is prevented from observing and performing in full its obligations pursuant to the Securities or that series and the Guarantees thereof, respectively, and such situation is not cured within 90 days; or

(8) a Guarantee of the Securities of that series provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary ceases to be valid and legally binding for any reason or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under such Guarantee; or

(9) any other Event of Default provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company and the Parent Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company, the Parent Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, advisers and counsel;

and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and the Guarantors covenant that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of or premium on any Security at its Maturity; provided that in case any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or event beyond the control of the Company or a Guarantor, such default continues for more than three days; provided, further, that, in the case of a default in making a redemption payment, such default continues for 30 days, the Company and the Guarantors will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation, expenses, disbursements and advances of the Trustee, its agents, advisers and counsel that are properly incurred.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion, and subject to indemnity and/or security, proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, any Guarantor (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act and local law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents, advisers and reasonable fees and expenses of its counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or any Guarantee or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents, advisers and reasonable fees and expenses of its counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and its agents and advisers under Section 607; and

SECOND: the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities or any Guarantees or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy, hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission by the Trustee or by any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Trustee in personal liability, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515. Waiver of Usury, Stay or Extension Laws.

Each of the Company and Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and Guarantors (to the extent that it may lawfully do so) hereby each expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 516. Agents to Act for Trustee.

At any time after the occurrence of an Event of Default, the Trustee shall be entitled to require the Authenticating Agent, the Paying Agent or another agent acting on behalf of the Company in relation to any of the Securities to act under its direction.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and this Indenture; provided that (i) notwithstanding Section 315(a)(2) of the Trust Indenture Act, the Trustee need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated in the certificates or opinions referred to therein, and (ii) except during the continuance of an Event of Default, no implied covenants or obligations shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability, including, for the avoidance of doubt, compensation for its services hereunder, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it, nor shall the Trustee be required to do anything which it believes is illegal or contrary to applicable laws. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice to Holders of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company or the Parent Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or order by the Parent Guarantor, and any resolution of the Board of Directors of the Company or the Parent Guarantor shall be sufficiently evidenced by a Board Resolution of the Company or the Parent Guarantor;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, exclusively rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel and other advisers of its own selection and the advice of such counsel or other advisers or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by, or pursuant to, this Indenture at the request or direction of any of the Holders pursuant to this Indenture or otherwise take any action, unless such Holders shall have offered to the Trustee security and/or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction or the taking of such action;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion acting reasonably, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation except for liability resulting from the Trustee’s gross negligence, bad faith or willful misconduct, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of business, goodwill, opportunity or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(9) the Trustee shall not be deemed to have notice of any Event of Default unless an officer of the Trustee responsible for the administration of this Indenture has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the relevant Securities and this Indenture;

(10) whether or not expressly provided in any other provision hereof, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified and all rights provided under Sections 601 and this Section 603, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, and shall survive the earlier of any removal or resignation, or the termination of this Indenture;

(11) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with an Act of the Holders hereunder, and, to the extent not so provided herein, with respect to any Act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any Notes, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was grossly negligent, acted in bad faith or engaged in willful misconduct;

(12) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it except in case of gross negligence, bad faith or willful default or misconduct;

(13) the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(14) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more Holders or groups of Holders, each representing less than a majority in aggregate principal amount of the Securities of a series then outstanding, each pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may, but shall not be obligated to, determine what action, if any, shall be taken and the Trustee shall suffer no liability from so determining or not determining what action, if any, shall be taken, as the case may be, or otherwise from failing to act;

(15) except as provided herein, the Trustee shall have no duty to inquire as to the performance of the covenants of the Company, the Parent Guarantor, or any other entity and the Trustee shall be entitled to assume without inquiry that the Company, the Parent Guarantor, and any other Guarantor have each performed in accordance with all of the provisions of the Indenture, unless notified to the contrary;

(16) in no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces or circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), civil or military disturbances, terrorism, fire, riot, embargo, strikes, work stoppages, accidents, nuclear or natural catastrophes, government action (including any laws, ordinances or regulations) or interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, which delay, restrict or prohibit the providing of any services or the taking of any action contemplated by this Indenture;

(17) the Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control; and

(18) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities and the Guarantees, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantees. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Trustee, the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company or the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.

Each of the Company and the Parent Guarantor agrees:

(1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder, including, if applicable, additional compensation in the event of a default or Event of Default (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any provision of this Indenture or arising out of, or in connection with, the acceptance or administration of the trust or trusts hereunder (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its willful misconduct, gross negligence or bad faith; and

(3) to indemnify the Trustee, its officers, directors, employees, representatives and agents for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities as to all property and funds held or collected by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 501(5) or (6), the expenses (including the reasonable charges and expenses of its counsel, agents and advisers) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee and shall apply with equal force and effect to any agent under this Indenture.

SECTION 608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time, without giving explanation as to such resignation, with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company and the Parent Guarantor.

If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company and the Parent Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company and the Parent Guarantor or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company and the Parent Guarantor by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company and the Parent Guarantor, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company, the Parent Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company and the Parent Guarantor. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company and the Parent Guarantor or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

In no event shall any retiring Trustee be held liable for any acts or omissions of any successor Trustee hereunder.

SECTION 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the Parent Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, the Parent Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Parent Guarantor, or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company or the Guarantors.

If and when the Trustee shall be or become a creditor of the Company or a Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and the Parent Guarantor and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company and the Parent Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company and the Parent Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. As Trustee

By ,
As Authenticating Agent

By
Authorized Officer

SECTION 615. FATCA Withholding.

The Trustee shall be entitled to deduct FATCA Withholding, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding. Each of the Company, each Guarantor and the Trustee agrees to cooperate and to provide the others with such information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to the deduction or withholding requirements imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”).

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company and the Parent Guarantor to Furnish Trustee Names and Addresses of Holders.

The Company and the Parent Guarantor will furnish or cause to be furnished to the Trustee:

(1) semi-annually, not later than June 30 and December 30 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding June 15 or December 15, as the case may be, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company or the Parent Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantors and the Trustee that neither the Company, the Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted within 60 days after (i) the first anniversary of the first date of issuance of Securities hereunder and (ii) each anniversary of such date.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company and the Parent Guarantor. The Company or the Parent Guarantor will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704. Reports by the Parent Guarantor.

The Parent Guarantor will file with the Trustee, within 15 days after it files the same with the Commission, copies of the annual reports and of the information, documents and other reports that, if it is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, it files with the Commission pursuant to Section 13 or Section 15(d). If the Parent Guarantor is not required to file with the Commission information, documents or reports pursuant to either of those sections of the Exchange Act, then it will file with the Trustee and the Commission such reports, if any, as may be prescribed by the Commission pursuant to the Trust Indenture Act at such time, in each case within 15 days after it files the same with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company and a Guarantor May Consolidate, Etc., Only on Certain Terms.

(a) (x) Any of the Company or the Guarantors may, without the consent of the Holders, consolidate with, or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any Corporation or (y) the Company may at any time substitute for the Company either a Guarantor or any Affiliate of a Guarantor as principal debtor under the Securities (a “Substitute Company”); provided that:

(1) except as provided in Section 801(b) below, in the case that a Guarantor or the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Guarantor or the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Guarantor or the Company substantially as an entirety shall by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, (i) in the case of a Guarantor, expressly guarantee, or (ii) in the case of the Company, expressly assume the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the applicable Guarantor or the Company, as the case may be, to be performed or observed;

(2) the Company is not in default of any payments due under the Securities and immediately after giving effect to such transaction, no Event of Default shall be continuing;

(3) the Person formed by such consolidation or into which a Guarantor or the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of a Guarantor or the Company substantially as an entirety shall be organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(4) in the case of a Substitute Company:

(i) the obligations of the Substitute Company arising under or in connection with the Securities and the Indenture are jointly and severally, irrevocably, fully and unconditionally guaranteed by the Guarantors (other than the Substitute Company, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii) the Parent Guarantor, the Company and the Substitute Company jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Company (and not as a result of any transfer by such Holder), provided, however, that this indemnity shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of Additional Amounts on account of any such withholding or deduction;

(iii) each stock exchange on which the Securities are listed, if any, shall have confirmed that, following the proposed substitution, such Securities will continue to be listed on such stock exchange; and

(iv) each rating agency that rates the Securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Company, such Securities will continue to have the same or better rating as immediately prior to such substitution;

(5) written notice of such transaction shall be promptly provided to the Holders.

(b) In the case that the Parent Guarantor shall merge into another Person (the “Absorbing Company”) organized under the laws of the Kingdom of Belgium via a “merger by absorption” in accordance with the Belgian Companies Code, the Absorbing Company in such merger shall, by virtue of the operation of Belgian law and without further action by the Parent Guarantor or the Absorbing Company, assume the obligations of and be substituted for the Parent Guarantor; provided that:

(1) the Company is not in default of any payments due under the Securities and immediately after giving effect to such transaction, no Event of Default shall be continuing;

(2) an Opinion of Counsel under Belgian law shall promptly be provided to the Trustee by the Absorbing Company stating that the Absorbing Company has validly assumed by operation of law the obligations of Parent Guarantor under the Indenture and the Parent Guarantee and that no supplemental indenture or other instrument of assumption is required under Belgian law to effect such assumption;

(3) a copy of the written notice of the completion of the merger as announced pursuant to the Belgian Companies Code shall be promptly provided to the Trustee and the Holders; and

(4) an Officer’s Certificate of the Absorbing Company shall be promptly delivered to the Trustee stating that all conditions precedent provided for in this Indenture to such merger and assumption have been complied with.

(c) In the circumstances described in Section 801(b) above, the Absorbing Company shall succeed to all of the obligations of the Parent Guarantor hereunder and under the Parent Guarantees and shall guarantee the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Parent Guarantor to be performed or observed, and neither the Parent Guarantor nor the Absorbing Company shall be required to execute an indenture supplemental hereto or any other document.

SECTION 802. Successor Substituted.

Upon any consolidation of a Guarantor or the Company, as the case may be, with, or merger of such Guarantor or the Company, as the case may be, into, any other Person or any conveyance, transfer or lease of the properties and assets of such Guarantor or the Company, as the case may be, substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which such Guarantor or the Company, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor or the Company, as the case may be, under this Indenture with the same effect as if such successor Person had been named as such Guarantor or the Company, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

Upon any substitution pursuant to Section 801(a)(4), the Substitute Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the Substitute Company had been named as the Company herein, and thereafter, the predecessor Company shall be relieved of all obligations and covenants under this Indenture and the Securities.

Upon any merger and assumption pursuant to Section 801(b), the Absorbing Company shall succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor under this Indenture with the same effect as if the Absorbing Company had been named as the Parent Guarantor herein, and thereafter (to the extent it continues to exist in any form) the predecessor Parent Guarantor shall be relieved of all obligations and covenants under this Indenture and its Guarantee.

SECTION 803. Conversion to Limited Liability Company.

(a) Notwithstanding any other provision hereof, the Company may at any time, in its sole discretion, convert from a corporation into a limited liability company, pursuant to Section 266 of the Delaware General Corporation Law or any other applicable law of the State of Delaware that provides that the limited liability company resulting from such conversion shall be deemed to be the same entity as the corporation.

(b) Upon such conversion, all references to the Company herein, in any indenture supplemental hereto and in any Outstanding Securities shall be deemed to refer to the limited liability company resulting from such conversion without any further action by the Company hereunder. Such conversion shall not constitute a breach of any covenant or warranty of the Company or any Guarantor in this Indenture and shall not constitute a default in the performance or observance of any of their respective obligations hereunder.

(c) Promptly following any such conversion, the Company shall give written notice of such conversion to the Trustee and shall deliver to the Trustee:

(1) copies of (a) a Board Resolution approving such conversion and (b) the certificate of conversion filed with the Secretary of State for Delaware, in each case certified by the Secretary or an Assistant Secretary or other authorized officer or person of the Company; and

(2) an Opinion of Counsel stating that the Company is an existing limited liability company in good standing under the laws of the State of Delaware and that all conditions precedent provided for in this Indenture to such conversion have been complied with.

(d) For the avoidance of doubt, the Company shall not be required to enter into any indenture supplemental hereto in order to affect the conversion pursuant this Section 803.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, the Parent Guarantor and the Guarantors party hereto from time to time, when authorized by their respective boards of directors or other governing bodies, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or a Guarantor, or successive successions, and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities; or

(2) to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of Securities, subject to applicable legal, regulatory or contractual limitations relating to such Subsidiary’s Guarantee; or

(3) to add to the covenants of the Company or the Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantors; or

(4) to modify the restrictions on and procedures for resale and the transfers of the Securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; or

(5) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(6) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(7) to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Securities; or

(8) to provide for the issues of Securities in exchange for one or more series of outstanding Securities; or

(9) to provide for the issuance and terms of any particular series of Securities or Guarantees as permitted by Sections 201, 206, 301 and 312, the rights and obligations of the Guarantors and the Holders of the Securities of such series, the form or forms of the Securities of such series and such other matters in connection therewith as the Company and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series, or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default; or

(10) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(11) to cure any ambiguity, to correct or supplement any provision herein or in the Securities or Guarantees or in any supplemental agreement, which may be defective or inconsistent with any other provision herein or therein or any supplemental agreement, to eliminate any conflict between the terms hereof and the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under this Indenture or any supplemental agreement as the Company may deem necessary or desirable, provided that in either case such action pursuant to this clause (11) shall not adversely affect the interests of the Holders of Securities of any series to which such provisions relate in any material respect; or

(12) to “reopen” any series of Securities and to create and issue additional Securities of the same series having identical terms and conditions as any series already issued (or in all respects except for the issue date, issue price and, if applicable, initial interest accrual date and first Interest Payment Date), any such additional Securities to be consolidated and form a single series with the outstanding Securities of such series; or

(13) to provide for the release and termination of any Guarantee by any Subsidiary as provided herein;

(14) to provide for any amendment, modification or alteration of the Guarantees or the limitations applicable thereto, in accordance with Section 209; or

(15) to make any other change that does not materially adversely affect the interests of the Holders of the series of Securities affected thereby;

provided, however, that no Guarantor shall be required to execute and deliver any indenture supplemental hereto pursuant to this Section 901, including with respect to the issuance and terms of any particular series of Securities or Guarantees as described in clause (9) above, in relation to any series of Securities covered by a Global Guarantee of such Guarantor.

SECTION 902. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities (irrespective of series) affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Parent Guarantor and the Trustee, the Company, when authorized by a Board Resolution, the Parent Guarantor, the Subsidiary Guarantors party hereto from time to time and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount

Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or change the Company’s or a Guarantor’s obligation to pay Additional Amounts, or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Securities then Outstanding plus accrued and unpaid interest (and all Additional Amounts, if any);

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Any amendment, modification or alteration authorized pursuant to Section 901 shall not be subject to this Section 902.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company hereby appoints the Trustee as its agent for all of the foregoing purposes with respect to the Securities of each series.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If the Company or a Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, before 10:00 am (London time) at least one Business Day prior to each due date of the principal of or any premium or interest or any other amounts on any Securities of that series, deposit with a Paying Agent a sum in immediately available funds sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. No Paying Agent shall be obligated to make any payment with respect to the Securities unless and until such funds have been so deposited.

The Company will cause each Paying Agent for any series of Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; (2) give the Trustee notice of any default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, any Additional Amounts or interest on the Securities; and (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent for payment in respect of that series of Securities.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement by Officers as to Default.

The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, complying with Section 314(a)(4) of the Trust Indenture Act, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005. Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders; provided further that, for the avoidance of doubt, a conversion of the Company pursuant to Section 803 hereof shall not result in a breach of this Section 1005.

SECTION 1006. Limitation on Liens.

So long as any of the Securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any Encumbrance on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the Securities shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)	Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)	Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the Indenture;

(h)	Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the Indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an Event of Default;

(k)	any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)	any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)	any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)	any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in, or former state of, the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)	extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without rateably securing the Securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in sale-leaseback transactions as described in Section 1011 (computed without duplication of amount) does not at the time exceed 15% of Net-Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another Corporation, or the Parent Guarantor sells all or substantially all of its assets to another Corporation, and if such other Corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the Securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the Securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other Corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

SECTION 1007. Sale-Leaseback Transactions.

(a) Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(i)	the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property; and

(ii)	subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years):

(A) purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of Securities equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(B) repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(C) expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(D) effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(b) At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(i)	an Officer’s Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to:

(A) the amount of Securities theretofore redeemed and the amount of Securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of Securities purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(B) the amount thereof previously credited under paragraph (d) below,

(C) the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(D) any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(ii)	if applicable, a deposit with the Trustee for cancellation of the Securities then being surrendered as set forth in such certificate.

(c) Notwithstanding the restriction of paragraph (a), the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate principal amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(d) The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire Securities under this covenant, for the principal amount of any Securities deposited with the Trustee for the purpose and also for the principal amount of (i) any Securities theretofore redeemed at the option of the Parent Guarantor and (ii) any Securities previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the Securities.

(e) For purposes of this covenant, the amount or the principal amount of Securities which are issued with original issue discount shall be the principal amount of such Securities that on the date of the purchase or redemption of such Securities referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

SECTION 1008. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(18), 901(3), 901(9), 1006 or 1007 for the benefit of the Holders of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1009. Additional Amounts.

Unless otherwise specified in any Board Resolution of the Company or the relevant Guarantor establishing the terms of Securities of a series or the Guarantees relating thereto in accordance with Section 301, in the event that a Guarantor becomes obligated under this Indenture to make payments in respect of the Securities, such Guarantor will make all payments in respect of the Securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)	are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it; or

(b)	are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction; or

(c)	are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of such taxes; or

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes; or

(e)	are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such Security; or

(f)	are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding; or

(g)	are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later; or

(h)	are payable because any Security was presented to a particular paying agent for payment if the Security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

In addition, any amounts to be paid by the Company or any Guarantor on the Securities will be paid net of any FATCA Withholding. Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

Such payment of Additional Amounts may be subject to such further exceptions as may be established in the terms of such Securities established as contemplated by Section 301. Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made, provided, however, that the covenant regarding Additional Amounts provided for in this Section shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided further that the covenant regarding Additional Amounts provided for in this Section shall apply to the Company at any time when it is incorporated in a jurisdiction outside of the United States.

If the terms of the Securities of a series established as contemplated by Section 301 do not specify that Additional Amounts will not be payable by the Company or a Guarantor, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned

Officer’s Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company or Guarantor, as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section. Each of the Company and Guarantors covenant to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section, except to the extent that any such loss, liability or expense is due to its own negligence or bad faith.

SECTION 1010. Additional Information.

The Company agrees to furnish, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, in respect of any Securities sold or offered for sale pursuant to an exemption from registration under Rule 144A of the Securities Act, at its expense and upon request, to the Holders and prospective purchasers of such Securities information satisfying the requirements of subsection (d)(4) of Rule 144A under the Securities Act.

SECTION 1011. Notice of Event of Default.

The Company hereby covenants with the Trustee that, so long as any of the Securities remain Outstanding, it will promptly give notice in writing to the Trustee upon having knowledge (and in no event later than seven days after obtaining such knowledge) of any Event of Default.

SECTION 1012. Indemnification of Judgment Currency.

To the fullest extent permitted by applicable law, the Company and each of the Guarantors shall indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under any Security or Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”), which is other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar is converted into the Judgment Currency for the purposes of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Holder on the date of payment of such judgment is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Holder. This indemnification will constitute a separate and independent obligation of the Company or each of the Guarantors, as the case may be, and will continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

SECTION 1013. Further Instruments and Acts.

The Company and the Parent Guarantor hereby covenant with the Trustee that, so long as any of the Securities remain Outstanding, upon request of the Trustee, but without an affirmative duty on the Trustee to do so, they and any other Guarantor shall execute and deliver such further instruments and acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company or Parent Guarantor to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company or Parent Guarantor of the Securities of any series in whole or in part (including any such redemption affecting only a single Security), the Company or Parent Guarantor shall, at least 60 days prior to the Redemption Date fixed by the Company or the Parent Guarantor (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, except that if the Securities of such series are listed on any securities exchange, any such selection and redemption of the Securities shall be in compliance with the requirements of the principal securities exchange on which those Securities are listed (as such requirements shall be specified to the Trustee in an Officer’s Certificate from the Company), except that if the Securities of such series are represented by one or more Global Securities, interests in such Securities shall be selected for redemption by the Depositary in accordance with its customary procedures therefor, and provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed (or if the Securities of the applicable series are represented by one or more Global Securities, transmitted in accordance with the Depositary’s customary procedures therefor) not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price or if not then ascertainable, the manner of calculation thereof;

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6) applicable CUSIP numbers, if any; and

(7) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (or such shorter period as may be satisfactory to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided above. Any notice of redemption pursuant to this Section shall be irrevocable.

SECTION 1105. Deposit of Redemption Price.

By 10:00 am (London time) at least one Business Day prior to any Redemption Date, the Company or the Parent Guarantor shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered and with any applicable Guarantees endorsed thereon or attached thereto if such Guarantees were endorsed on or attached to the Security redeemed in part.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

The Company or Parent Guarantor (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and the basis for such credit and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Company’s and the Parent Guarantor’s Option to Effect Defeasance or Covenant Defeasance.

The Company or the Parent Guarantor may elect, at its option at any time, to have Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

SECTION 1302. Defeasance and Discharge.

Upon the Company’s or the Parent Guarantor’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, each of the Company and the Guarantors shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company or the Parent Guarantor, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company’s or the Guarantors’ obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company and the Parent Guarantor may exercise their option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

SECTION 1303. Covenant Defeasance.

Upon the Company’s or the Parent Guarantor’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company and the Guarantors shall be released from their obligations under Section 801(2), Sections 1006 through 1007, inclusive, and any covenants provided pursuant to Section 301(18), 901(3) or 901(9) for the benefit of the Holders of such

Securities and (2) the occurrence of any event specified in Sections 501(3) (with respect to any of Section 801(2), Sections 1006 through 1007, inclusive, and any such covenants provided pursuant to Section 301(18), 901(3) or 901(9)) and 501(4) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

(1) The Company or the Parent Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Maturities, in accordance with the terms of this Indenture and such Securities, provided that the Company shall specify whether such Securities are being defeased to Stated Maturity or to the Redemption Date. As used herein, “U.S. Government Obligation” means any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

(2) In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Company or the Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company or the Parent Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable U.S. Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Company or the Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company or the Parent Guarantor shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) The Company or the Parent Guarantor shall have delivered to the Trustee for cancellation all Securities Outstanding theretofore authenticated.

(6) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(7) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(8) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or the Parent Guarantor is a party or by which it is bound.

(9) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment Company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(10) The Company or the Parent Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company or a Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company and the Parent Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or the Parent Guarantor from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 1306. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company and the Guarantors have been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Company or the Guarantors make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

SECTION 1307. Qualifying Trustee.

Any trustee appointed pursuant to Section 1304 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related Defeasance or Covenant Defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

ANHEUSER-BUSCH INBEV FINANCE INC. as Company

By:	/s/ Augusto Lima
Name: Augusto Lima
Title: Authorized Officer

ANHEUSER-BUSCH INBEV SA/NV as Parent Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: Authorized Officer

By:	/s/ Jan Vandermeersch
Name: Jan Vandermeersch
Title: Authorized Officer

THE BANK OF NEW YORK MELLON, TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

[ABIFI 2016 Base Indenture Signature Page]

ANHEUSER-BUSCH INBEV WORLDWIDE INC. as Subsidiary Guarantor

By:	/s/ Augusto Lima
Name: Augusto Lima
Title: Authorized Officer

ANHEUSER-BUSCH COMPANIES, LLC as Subsidiary Guarantor

By:	/s/ Augusto Lima
Name: Augusto Lima
Title: Authorized Officer

COBREW NV as Subsidiary Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: Authorized Officer

By:	/s/ Jan Vandermeersch
Name: Jan Vandermeersch
Title: Authorized Officer

BRANDBREW SA as Subsidiary Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: Authorized Officer

BRANDBEV S.À R.L. as Subsidiary Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: Authorized Officer

[ABIFI 2016 Base Indenture Signature Page]

Annex A

FORM OF CERTIFICATE OF TRANSFER

Anheuser-Busch InBev Finance Inc.

attn: Treasurer

250 Park Avenue, New York, New York 10177

USA

Anheuser-Busch InBev SA/NV

Brouwerijplein 1, 3000

Leuven, Belgium

The Bank of New York Mellon Trust Company, N.A.

911 Washington Ave, 3rd Floor

St. Louis, Missouri 63101,

USA

Re: [Title of Securities]

Reference is hereby made to the Indenture, dated as of January 25, 2016 (as supplemented to the date hereof, the “Indenture”), among Anheuser-Busch InBev Finance Inc., as issuer (the “Company”), Anheuser-Busch InBev SA/NV, as parent guarantor (the “Parent Guarantor”), the Subsidiary Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the [Security][Securities] or beneficial interest in such [Security][Securities] specified in Exhibit 1 hereto, in the principal amount of $                    (the “Transfer”), to                     (the “Transferee”), as further specified in Exhibit 1 hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Global Security or a Certificated Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the applicable legend printed on the Global Security and/or the Certificated Security pursuant to Rule 144A and in the Indenture and the Securities Act.

Annex A

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Global Security or a Certificated Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a “Distributor” as defined in Rule 902 of Regulation S) and the transferred beneficial interest will be held immediately after such Transfer through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the applicable legend printed on the Global Security and/or the Certificated Security and in the Indenture and the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Certificated Security.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Global Securities, on Restricted Certificated Securities and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Global Securities, on Restricted Certificated Securities and in the Indenture.

Annex A

(c) ☐ Check if Transfer is Pursuant to an Effective Registration Statement. The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(d) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will not be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Global Securities or Restricted Certificated Securities and in the Indenture.

4. ☐ Check if Transfer is to the Company or any of its Subsidiaries. The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Annex A — Exhibit 1

EXHIBIT 1 TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ Global Security offered and sold pursuant to Rule 144A (CUSIP ), or

(ii)	☐ Global Security offered and sold pursuant to Regulation S (CUSIP )

(b)	☐ a Restricted Certificated Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ Global Security offered and sold pursuant to Rule 144A (CUSIP ), or

(ii)	☐ Global Security offered and sold pursuant to Regulation S (CUSIP ), or

(iii)	☐ Unrestricted Global Security (CUSIP ); or

(b)	☐ a Restricted Certificated Security; or

(c)	☐ an Unrestricted Certificated Security, in accordance with the terms of the Indenture.

FORM OF CERTIFICATE OF EXCHANGE

Anheuser-Busch InBev Finance Inc.

attn: Treasurer

250 Park Avenue, New York, New York 10177

USA

Anheuser-Busch InBev SA/NV

Brouwerijplein 1, 3000

Leuven, Belgium

The Bank of New York Mellon Trust Company, N.A.

911 Washington Ave, 3rd Floor

St. Louis, Missouri 63101,

USA

Re: [Title of Securities]

Reference is hereby made to the Indenture, dated as of January 25, 2016 (as supplemented to the date hereof, the “Indenture”), among Anheuser-Busch InBev Finance Inc., as issuer (the “Company”), Anheuser-Busch InBev SA/NV, as parent guarantor (the “Parent Guarantor”), the Subsidiary Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or beneficial interest in such Note[s] specified herein, in the principal amount of $            (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Certificated Securities or Beneficial Interests in an Unrestricted Global Security

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

B-1

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Certificated Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Certificated Security, the Owner hereby certifies (i) the Certificated Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Certificated Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Certificated Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Certificated Security to Unrestricted Certificated Security. In connection with the Owner’s Exchange of a Restricted Certificated Security for an Unrestricted Certificated Security, the Owner hereby certifies (i) the Unrestricted Certificated Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Securities for Restricted Certificated Securities or Beneficial Interests in Restricted Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Certificated Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Certificated Security with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Security issued will continue to be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Certificated Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Certificated Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Certificated Security for a beneficial interest in the [CHECK ONE] ☐ Global Note offered and sold pursuant to Rule 144A, ☐ Global Note offered and sold pursuant to Regulation S, with an equal principal amount, the Owner hereby certifies

B-2

(i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the applicable legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

B-3